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                                                                   Exhibit 10.8

In Madrid, on 30 April Nineteen hundred and ninety-eight.

                                  TOGETHER


Of the one part, Ansola Acquisition Corporation, S.R.L., with its registered office in Poligono Industrial Oalarza. s/n, Eixebarria (Vizcaya) and Fiscal Identification Number B-48966154 (hereinafter the "Company"), represented by Mrs. Maria Segimon de Manzanos, of legal age, married, Spanish by nationality, holder of Fiscal Identification Number 826.346.W and resident in Madrid. C/Breton de los Herreros 68, as Attorney.

And of the other, Juan Manuel Orbea, of legal age, born in San Sebastian on 28 August 1951, married, economist, Spanish by nationality, holder of National Identity Document number 15.339.990. and resident in Zarautz, C/Nafarroa
Kalea 11 F. 1 degree B (hereinafter the "Senior Executive").


                                  THEY DECLARE

That the parties acknowledge each other the full capacity to enter into obligations and contract and that it is in the interest of both of them to agree the following additional clauses, to be considered an integral part of the part-time senior executive employment contract to be signed on the official form, in accordance with Royal Decree 1382/1985 dated 1 August and Royal decree 2317/1993 dated 29 December.


                                ADDITIONAL CLAUSES


    1.   APPOINTMENT, LEGAL NATURE AND TERM OF THE CONTRACT

    1.1 The Company contracts the services of the Senior Executive for an indefinite term and the Contract may be terminated at any time pursuant to Clause 7 thereof.

    1.2 The Senior Executive shall hold the post of General Manager ("DIRECTOR GENERAL") of the Company, and this Contract will take effect (and the relevant duties will be performed) once the Company has been duly registered for Social Security purposes.

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    2.   DUTIES AND RESPONSIBILITIES

    2.1 The Senior Executive assumes all the responsibilities inherent to the job of General Manager of the Company, his tasks being those applicable to someone in his position. For the carrying out of his work and activities in the Company, the Senior Executive shall report to and follow the criteria and direct instructions issued by the Company's Board of Directors. The Company will grant the necessary powers of attorney to the Senior Executive so that he may carry out the duties assigned to him under this Contract as General Manager of the Company.

    2.2 The workplace of the Senior Executive shall be the registered office of the Company or any other places mutually agreed.

    2.3 For the full term of this Contract, the Senior Executive hereby undertakes not to participate, without written authorisation from the Company, in any form whatsoever (save as a shareholder of companies whose securities are quoted on the stock exchange) in any firm that may constitute direct or indirect competition for the Company. Similarly, the Senior Executive declares that on the date of the signature of this Contract he is not a shareholder nor does he participate in the capital of any firm of this type.

    3.   CONFIDENTIALITY

    3.1 The Senior Executive undertakes not to reveal to any person or entity, for the full term of this Contract and following the termination hereof, any information relating to business, clients, operations, installations, accounts or finances of the Company, or its procedures, methods, transactions, "known how" or any other aspect related to the activity of the Company which the Senior Executive may know or have known as a result of the provision of his services to the Company, and shall act with the greatest diligence to avoid the publication or revelation of any confidential information relating to this material.

    3.2 All the documents, material, files or any other articles of any type related to the Company shall be deemed confidential. Upon the termination of this Contract for any reason, the Senior Executive undertakes to return to the Company any material of this nature which is, at such time, in his possession and formally waives any right that he may have to retain it.

    4.   INVENTIONS, KNOW-HOW AND PATENTS

    Any invention, know-how or patent invented or created by the Senior Executive during the provision of his services to the Company shall belong to the Company to the extent permitted, in accordance with the terms of Articles 15 to 20 of Patent Law 11/1986 dated 20 March, and the Company may freely use such inventions, know-how and patents without having to pay the Senior Executive any amounts by way of royalty or rent. If it is necessary in order to perfect the title of the Company to the said inventions, know-how and patents, the Senior Executive


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    undertakes to assign to the Company any right of this type which belongs to him, so that the Company may register itself as owner thereof at the relevant public Registry.

    5.   REMUNERATION

    As consideration for the performance of his services, the Senior Executive shall receive a base salary of 15,500,000 pesetas (FIFTEEN MILLION FIVE HUNDRED THOUSAND PESETAS) gross per annum (that is to say, before tax deductions and Social Security payments) payable in twelve equal monthly payments. This amount is the compensation for the services rendered and, notwithstanding the date this Contract takes effect, the Senior Executive will be paid as if it had taken effect on 30 April. Thus, the relevant additional payments will be made with the first monthly payment.

    6.   EXPENSES

    The Senior Executive shall be entitled, upon the submission of receipts, to the reimbursement of reasonable expenses incurred in the performance of his duties by and with the approval of the Company, which may be subject to an audit.

    7.   TERMINATION

    7.1 This Contract may be terminated at the discretion of the Senior Executive by "resignation" ("DIMISION" or "BAJA VOLUNTARIA"), who will send written notice thereof to Company at least three months in advance. In this case, the Senior Executive will not be entitled to receive any kind of compensation for the termination of the Contract.

         If the Senior Executive fails either totally or partially to comply with the notice obligation, the Company shall be entitled to compensation equivalent to the salary corresponding to the notice period not complied with.

    7.2 The Senior Executive shall be able to terminate this Contract and shall be entitled to the compensation established in Clause 7.3 of this Contract, in the events provided for in articles 10.3 and 11.1 of Royal Decree 1382/1985, based on the following grounds:

         7.2.1 Substantial modifications in his working conditions which will plainly damage his professional training to the detriment of his dignity, or which are decided upon in serious breach of good faith by the Company.

         7.2.2 A failure to pay or a continuous delay in paying his agreed salary.

         7.2.3 Any other serious breach by the Company of its contractual obligations, except for cases of FORCE MAJEURE, where the payment of the compensation referred to herein shall not be admissible.

         7.2.4 A succession in the business or a significant change in the ownership of the Company which results in the renewal of its governing bodies or in the content and basis of its principal activity, provided that the termination takes


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                   place within the first three months immediately following
                   the occurrence of these changes.

    7.3 This Contract may be terminated at the discretion of the Company ("DESISTIMIENTO"), which shall send written notice thereof to the Senior Executive at least three months in advance. In this case, the Senior Executive shall be entitled to compensation equivalent to twenty-one (21) monthly payments of his salary. Furthermore, if the Company fails either totally or partially to comply with the notice obligation, the Senior Executive shall be entitled to compensation equivalent to the salary corresponding to the notice period not complied with.

    7.4 The Company may terminate this Contract by way of disciplinary dismissal based on a serious breach of the contract by the Senior Executive in the form and with the effect established in Article 55 of the Workers' Status. The Senior Executive will not be entitled to receive any kind of compensation in the case of "fair disciplinary dismissal" ("DESPIDO DISCIPLINARIO PROCEDENTE"). However, both parties agree that if the disciplinary dismissal is declared to be unfair ("DESPIDO DISCIPLINARIO IMPROCEDENTE"), the Senior Executive will be entitled to the compensation referred in Clause 7.3 above.

    7.5 If the Contract is terminated by death or serious invalidity, or total or absolute permanent invalidity ("GRAN INVALIDEZ" or "INVALIDEZ PERMANENTE TOTAL O ABSOLUTA"), the Senior Executive (or his legal successors in the case of his death) shall be entitled to compensation equivalent to the amount of fifteen monthly payments of his salary.

    7.6 In Clause 8 below, both parties agree the terms and conditions regarding the Senior Executive's non-competition obligation after the termination of the contract, applicable to any event of termination of the Contract (unless upon termination, the employment contract between the Senior Executive and Fundiciones Viuda de Ansola S.A. should remain in force) and with the relevant payments of the specific compensation agreed in Clause 8.

    8.   NON-COMPETITION

    8.1 Based on the peculiariry and special nature of the duties which he must carry out under this Contract, the Senior Executive undertakes not to compete with the Company once the Contract has been terminated, either himself or through a third party or by providing services to firms or entities whose activity may involve competition for the Company. Similarly, the Senior Executive undertakes not to take on employees who, at the time of the termination of this Contract, form part of the work force of the Company.

         However, it is specifically agreed that this Clause will not be applicable if, upon termination of this Contract, the Contract between the Senior Executive and Fundiciones Viuda de Ansola S.A. remains in force.

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     8.2  The term of the undertakings set forth in Clause 8.1, once the
          Contract has been terminated, shall be two years from the date of the termination of the Contract, and its breach shall give rise to compensation for damages from the Senior Executive to the Company.

     8.3 As consideration for this limitation on his activities, the Senior Executive shall receive adequate compensation from the Company, which is agreed by both parties to be the payment of an amount equivalent to 50% of his gross annual salary at the date of the Contract's termination (per year of non-competition), payable in monthly installments, one every month during the aforementioned two year period. The is to say, the complete payment of the "adequate compensation" regarding the total two year non-competition period will be equivalent to one year of the Senior Executive's gross annual salary at the date of the Contract's termination.

          The breach of the obligations undertaken in this clause shall, apart from the compensation indicated in clause 8.2 above, require the Senior Executive to return the amount paid by the Company pursuant to this paragraph.

9.   APPLICABLE LAW.

This Contract shall be governed by Spanish law.

10.  MODIFICATIONS

This Contract may be amended or modified solely by way of a document signed by or on behalf of the parties hereto.

11.  NOTICES

Any notice to be given by one party to the other pursuant to this Contract shall be in writing and sent by certified post with acknowledgment of receipt or by notarial notice.

12.  ADDRESSES

For the purposes of this Contract, the addresses of the parties for notices shall be the following:

12.1  The Company:

          Poligono Industrial Galarza, s/n

          Eotebarris

          48277 Vizcaya

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12.2  The Senior Executive:

          C/Nafarroa Kalea 11F.1B

          Edificio Eguzki-Lore

          20800 Zarautz

13.   CONDITION PRECEDENT

The validity and effectiveness of this Contract is conditional upon the purchase of shares of the Company by "Ansola Acquisition Corporation S.R.L."

AND IN WITNESS WHEREOF, the parties having carefully read the document, they ratify and sign it in duplicate, each copy having identical weight.




THE COMPANY                                                THE SENIOR EXECUTIVE


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